                                                                  Execution Copy

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               BERNARD CHAUS, INC.

                                       AND

                         KENNETH COLE PRODUCTIONS, INC.

                                  JUNE 6, 2005

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                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT (the  "Agreement") is made as of June 6,, 2005, by and between Kenneth Cole Productions, Inc., a New York corporation
("Purchaser"), and Bernard Chaus, Inc., a New York corporation ("Company").
Unless otherwise provided, capitalized terms used herein are defined in Article
6 below.

                  WHEREAS, subject to the terms and conditions set forth herein,
Purchaser desires to acquire from the Company six million (6,000,000) shares
(the "Acquired Stock") of common stock, par value $0.01 per share of the Company
(the "Common Stock"), and the Company desires to issue and sell to Purchaser the
Acquired Stock subject to the terms and conditions of this Agreement.

                  WHEREAS, the parties hereto desire to provide for the
registration under the Securities Act of the disposition of the shares of
Acquired Stock, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants
contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                           PURCHASE AND SALE OF STOCK

         1.1. Purchase and Sale of Acquired Stock. At the closing of the transactions contemplated by this Agreement (the "Closing"), upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from the Company, the Acquired Stock.

         1.2. Purchase Price. The aggregate purchase price for the Acquired
Stock (the "Purchase Price") shall be six million dollars ($6,000,000).

         1.3. Manner of Payment of Purchase Price. At the Closing, Purchaser
shall pay the Purchase Price by wire transfer of immediately available funds to the Company, made to such bank account or accounts as the Company shall specify by written notice to Purchaser delivered in sufficient time to allow for the transfer to be so made in the ordinary course.

         1.4. Time and Place of Closing. The Closing shall take place at the offices of the Company at 10:00 A.M. on the date this Agreement is executed and delivered by the parties hereto or on such other date as is mutually agreeable to Purchaser and the Company. The date of the Closing is herein referred to as the "Closing Date."

         1.5. Manner of Delivery of Shares. At the Closing, the Company shall deliver to Purchaser an irrevocable instruction letter in the form annexed hereto as Exhibit A to its transfer agent with respect to the issue to Purchaser of a stock certificate representing all of the Acquired Stock (the "Instruction
Letter").

                                   ARTICLE 2.

                               CLOSING DELIVERIES

         2.1. Company Deliveries. At the Closing, the Company shall deliver to
Purchaser the Instruction Letter.

         2.2. Purchaser Deliveries. At the Closing, Purchaser shall deliver to the Company the Purchase Price payable in accordance with Section 1.3 of this
Agreement.

                                   ARTICLE 3.

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

             The Company represents and warrants to Purchaser that:

         3.1. Organization and Corporate Power. Each of the Company and its
subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. Each of the Company and its subsidiaries has all requisite power to own its properties and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such license or qualification necessary, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not reasonably be expected to have a
Material Adverse Effect on the Company.

         3.2. Authority. The Company has all requisite corporate power and authority (a) to execute and deliver this Agreement and any other Acquisition
Documents to which it is a party, and (b) to perform its obligations hereunder
(including, without limitation, all right, power, capacity and authority to issue, sell and convey the Acquired Stock as provided by this Agreement, subject to applicable federal and state securities law restrictions) and (c) to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The execution, delivery and performance of the
Acquisition Documents by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by its
Board of Directors, and no other corporate proceedings on the part of the
Company are necessary to authorize the execution, delivery and performance of the Acquisition Documents by the Company and the consummation of the transactions contemplated hereby. The Acquisition Documents have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3. No Violations. Neither the execution and the delivery of the
Acquisition Documents, nor the consummation of the transactions contemplated thereby by the Company, will contravene, violate, result in a breach of or constitute a default under (i) any Applicable Law, (ii) any material provision of the charter or bylaws of the Company, or (iii) any agreement,

indenture or other instrument to which it is a party or by which it or its properties may be bound or affected, except, with respect to this clause (iii), for contraventions, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse
Effect on the Company, or materially impair or restrict the Company's ability to perform its obligations under the Acquisition Documents.

         3.4. Consents. Except for filings with the SEC pursuant to the
Securities Act, the Securities Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and customary notice filings with state securities commissions, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority or other public or private third party is necessary or required in connection with any of the execution, delivery or performance of the Acquisition Documents by the Company or the consummation of any other transaction contemplated thereby.

         3.5. Sarbanes-Oxley Compliance.

              (a) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act of
Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to Commission Filings (as defined in
Section 3.8 hereto). For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has delivered to
Purchaser a summary of any disclosure made by management to the Company's auditors and audit committee since January 1, 2002 referred to in such certifications.

              (b) The Company and each subsidiary has (i) designed disclosure controls and procedures to ensure that material information relating to it and its subsidiaries, is made known to its management by others within those entities and (ii) to the extent required by applicable laws, disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (B) to the Knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

              (c) The Company is not aware of any reason it will not be able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act on the applicable compliance date.

              (d) Through the date hereof the Company has delivered to Purchaser copies of any written notifications it has received since December 31, 2001 of a
(i) "reportable condition" or (ii) "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "reportable condition" and
"material weakness" shall have the meanings assigned to them in the Statements of Auditing Standards No. 60, as in effect on the date hereof.

         3.6. Valid Issuance; Free of Encumbrances; Private Placement.

              (a) Upon issuance of the Acquired Stock pursuant to the
Acquisition Documents, the Acquired Stock will be duly and validly issued, fully paid and non-assessable, and Purchaser will receive good title thereto, free and clear of all Encumbrances except (i) under the provisions of applicable federal and state securities law and (ii) as a result of acts of Purchaser.

              (b) The Company has not taken any action that would result in the offering and sale of the Acquired Stock pursuant to the Acquisition Documents being treated as a public offering rather than a valid private offering under applicable securities law.

         3.7. Brokerage. Except as set forth on Schedule 3.7 of the Company
Disclosure Letter hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Acquisition Documents based on any agreement made by or on behalf of the Company.

         3.8. Commission Filings. The Company has filed all reports, proxy statements and other statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the
Exchange Act from and after July 1, 2003 (all such reports and statements are collectively referred to herein as the "Commission Filings"). As of their respective dates, the Commission Filings, including the financial statements contained therein, complied as to form in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to have a Material
Adverse Effect on the Company.

         3.9. Financial Information. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case the notes, if any, thereto) included in the Commission Filings (the
"Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by SEC rules governing Form 10-Q) and fairly present
(subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its subsidiaries taken as a whole)) the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

         3.10. Litigation.

              (a) There is no action, suit or proceeding including, without limitation, investigations or audits by Governmental Authorities pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries including, without limitation, any of its officers, directors, employees, assets and properties that (1) impairs in any material respect the ability of the Company to perform its obligations under this Agreement, (2)
restricts in any material respect or prohibits the sale of the Acquired Stock to
Purchaser or (3) would reasonably be expected to have a Material Adverse Effect on the Company.

         3.11. Capitalization.

              (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

              (b) As of May 31, 2005, there were (1) 28,093,601 shares of Common
Stock issued and outstanding, (2) no shares of Preferred Stock issued and outstanding, (3) 6,104,027 shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current or former employees, directors and consultants of the Company and its subsidiaries, and
(4) no shares of Common Stock were reserved for issuance upon the exercise of any warrants of the Company or upon the conversion or exchange of any security of the Company. No options, warrants or convertible or exchangeable securities of the Company are issued and outstanding other than as described in this
Section 3.11(b).

              (c) All outstanding shares of the Common Stock are, and all shares reserved for issuance, when issued, will be, duly authorized, validly issued, fully paid and non-assessable with respect to the issuance and delivery thereof.
Except as set forth in Section 3.11(b), as of the date hereof, there are no outstanding subscriptions, options, warrants, rights (including, but not limited to, stock appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including, but not limited to, any right of conversion or exchange under any outstanding security, instrument or agreement (together, "OPTIONS"), obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

         3.12. Absence of Certain Changes or Events.

Except as disclosed in the Commission Filings, since March 31, 2005, (a) there has not been any change, event or development having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole (other than those changes, events or developments occurring as a result of general economic or financial conditions, in each case which are not unique to or do not disproportionately affect in a material manner (in relation to the effects on other entities who participate or are engaged in the lines of business in which the Company and its subsidiaries are engaged) the Company and its subsidiaries) and (b) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice.

         3.13. Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended March 31, 2005 included in the Company Financial Statements or as disclosed in the Commission
Filings made, neither the Company nor any of its subsidiaries had at such date, or has incurred since such date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. generally accepted accounting principles to be reflected on a consolidated balance sheet or the Company and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which did not so exist on or before March 31, 2005 and were incurred in the ordinary course of business consistent with past practice or
(ii) which are not having, and would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         3.14. Contracts Requiring Consent. There are no consents or waivers of any party to any bonds, debentures, notes, or other indebtedness of the Company or any of its subsidiaries ("Debt Documents") or any other third party required to (a) execute this Agreement, (b) consummate this Agreement and the transactions contemplated hereby, or (c) enable the Company to operate the
Company after the Closing in the same manner as it is presently operated (except for the setting of the financial covenants for fiscal 2006 in respect of the
Company's senior secured credit facility). The execution of this Agreement and the consummation of this Agreement and the transactions hereby will not accelerate, breach or otherwise trigger any obligations in the Debt Documents on the part of the Company.

         3.15. Employee Benefit Matters

              (a) For purposes of this Section 3.15, "Plan" means individually and "Plans" mean collectively (i) all material employee benefit plans, policies and arrangements, including, but not limited to, all material "employee benefit plans" (as defined in Section 3(3) of ERISA), sponsored, maintained or contributed to, or required to be contributed to, by the Company or any subsidiary, and (ii) "employee benefit pension plan" (as defined in Section 3(2)
of ERISA) sponsored, maintained or contributed to, or required to be contributed to, by any entity required to be aggregated with the Company under Section
414(b), (c), (m), or (o) of the Code (each, an "ERISA Affiliate") whether or not for the benefit of employees or former employees of the Company or any subsidiary.

              (b) With respect to each Plan: (i) if intended to qualify under
Section 401(a) of the Code, such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination that could reasonably be expected to result in the loss of such qualification or exempt status; (ii) such plan has been administered and operated in all material respects in accordance with its terms and applicable law (including ERISA and the Code, and all rules and regulations promulgated thereunder); (iii) no fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Plan; (iv) no material disputes are pending, or, to the best Knowledge of the Company, threatened by any governmental agency or authority or by any participant or beneficiary against any Plan, the assets of any trust under any Plan or the Plan sponsor or the Plan administrator, or against any

fiduciary of any of any Plan with respect to the design or operation of such
Plan, other than routine claims for benefits thereunder; (v) no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that gives rise to or might reasonably be expected to give rise to material liability on the part of the Company or any of its subsidiaries; and (vi) all material contributions required to be made by or under any Plan (or trust or fund established thereunder or in connection therewith) or any related collective bargaining agreement as of the date hereof (taking into account any extensions of time for the making of such contributions) have been made in full.

              (d) No Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived. No liability has been or is reasonably expected to be incurred by the
Company, any subsidiary or any ERISA Affiliate (either directly or indirectly)
under or pursuant to Title IV of ERISA, and no event, transaction or condition has occurred or exists that has resulted in or would reasonably be expected to result in any such liability to the Company, any subsidiary, any ERISA Affiliate or any Plan.

              (e) No Plan is a "multiemployer plan" as defined in Section 3(37)
of ERISA, and none of the Company, any subsidiary or any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company, any subsidiary or any
ERISA Affiliate.

              (f) None of the Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable law or at the expense of the participant or the participant's beneficiary. There has been no material violation of the
"continuation coverage requirement" of "group health plans" as set forth in
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

         3.16. Labor Matters. (a) Except as disclosed in the Commission Filings, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as disclosed in the Commission Filings, there are no disputes pending or, to the Knowledge of the Company, threatened between the
Company or any of its subsidiaries and any trade union or other representatives of its employees, except for such disputes as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on the Company and its subsidiaries taken as a whole, and, to the
Knowledge of the Company, except as set forth in Schedule 3.16, there are no material organizational efforts presently being made involving any of the now unorganized employees of the Company or any of its subsidiaries. Since December
31, 2002, there has been no work stoppage, or strike by employees of the Company or any of its subsidiaries except for such work stoppages or strikes as have not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (e) To the Knowledge of the Company, neither the Company nor any of its subsidiaries is in material violation of any labor laws in any country
(or political subdivision

thereof) in which they transact business except for such violations as have not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         3.17. Intellectual Property Rights. The Company and its subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company and its subsidiaries taken as a whole. Neither the Company nor any subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and, to the
Knowledge of the Company, such Intellectual Property is not being infringed by any third party, and neither the Company nor any subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

         3.18. Insurance. Each of the Company and its subsidiaries is, and has been continuously since January 1, 2000, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by the
Company and its subsidiaries during such time period. Since January 1, 2000, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the
Company or any of its subsidiaries, except in the ordinary course of business.
The material insurance policies of the Company and each of its subsidiaries are valid and enforceable policies.

         3.19. Title. Each of the Company and its subsidiaries has a valid leasehold interest in all real property described in its Commission Filings as owned by them, and good title to all personal property owned by them that are material to the business of the Company.

         3.20. Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on the Company and its subsidiaries taken as a whole:

              (a) (i) Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined); and

                  (ii) Neither the Company nor any of its subsidiaries has
received any written communication from any person or Governmental Authority that alleges that the Company or any of its subsidiaries is not in such compliance with applicable Environmental Laws.

              (b) Each of the Company and its subsidiaries has obtained all environmental, health and safety permits and governmental authorizations
(collectively, the "ENVIRONMENTAL

PERMITS") necessary for the construction of its facilities and the conduct of its operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits.

              (c)   There is no Environmental Claim (as hereinafter defined)
pending

                     (i) against the Company or any of its subsidiaries;

                     (ii) to the Knowledge of the Company, against any person or entity whose liability for any such Environmental Claim the
              Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law; or

                     (iii) to the Knowledge of the Company, against any real or personal property or operations which the Company or any of its subsidiaries owns, leases or manages, in whole or in part.

              (d) To the Knowledge of the Company, there have not been any
Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material
Environmental Claim against the Company or any of its subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have been retained or assumed either contractually or by operation of law.

              (e) To the Knowledge of the Company, with respect to any
predecessor of the Company or any of its subsidiaries, there is no Environmental
Claim pending or, to the Knowledge of the Company threatened in writing, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim.

              (f) There are no material facts specific to the Company that have not been disclosed to the Purchaser which the Company reasonably believes are likely to form the basis of an Environmental Claim against the Company or any of its subsidiaries arising from (x) current environmental remediation of the
Company or its subsidiaries or such remediation costs known to be required in the future, or (y) any other environmental matter affecting the Company or its subsidiaries.

              (g) As used in this Section 3.20:

                     (i) "ENVIRONMENTAL CLAIMS" means any and all
              administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance, liability or violation by any person or entity (including, but not limited to, any Governmental Authority) alleging potential liability
              (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

(A)  the presence, or Release or threatened Release into the environment, of any
     Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries;

(B)  circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

(C)  any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

              (ii) "ENVIRONMENTAL LAWS" means all Federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

              (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials",
"extremely hazardous wastes", "restricted hazardous wastes", "toxic substances",
"toxic pollutants", or words of similar import, under any Environmental Law; and
(c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries operates or any jurisdiction which has received such chemical, material, substance or waste from the Company or its subsidiaries; and

              (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                                   ARTICLE 4.

               REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER

                  Purchaser represents and warrants to the Company that:

         4.1. Authority. Purchaser has all requisite corporate power and authority (a) to execute and deliver this Agreement and any other Acquisition
Documents to which it is a party, and, (b) to perform its obligations hereunder.
This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

                                       10

the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.2. No Violations. Neither the execution and the delivery of the
Acquisition Documents, nor the consummation of the transactions contemplated thereby by Purchaser, will contravene, violate, result in a breach or constitute a default under (i) any Applicable Law, or (ii) any material provision of the charter or bylaws of Purchaser.

         4.3. Consents. Except for the filings with and notices to the New York
Stock Exchange and with the SEC pursuant to the Exchange Act, no permit, consent, approval or authorization of, or declaration to or filing with, any
Governmental Authority is required in connection with any of the execution, delivery or performance of the Acquisition Documents by Purchaser or the consummation of Purchaser of any other transaction contemplated thereby.

         4.4. Brokerage. Except as set forth in Schedule 4.4 hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Acquisition Documents based on any arrangement or agreement made by or on behalf of Purchaser.

         4.5. Knowledge and Experience. Purchaser is a sophisticated investor with sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits, risks and suitability of an unregistered, non-liquid investment such as an investment in the Company, and has evaluated the merits, risks and suitability of such an investment. Purchaser has expertise in, and is not relying on the Company with respect to, the corporate, tax, legal, regulatory and economic considerations involved in its investment in the
Company. Purchaser understands that the offer and sale of the Acquired Stock has not been approved or disapproved by the SEC or any other Governmental Authority.
Purchaser is dealing with the Company on a professional arms-length basis and neither the Company nor any of its Affiliates or representatives is acting as a fiduciary or advisor to Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

         4.6. Accredited Investor; Securities Law Restrictions. Purchaser is an
"accredited investor" (as defined in Rule 501(a)(5) under the Securities Act)
and is acquiring the Acquired Stock hereunder for its own account. Purchaser is purchasing the Acquired Stock for investment purposes and not with a view to offer or sale thereof in connection with any public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state or of any foreign jurisdiction or require registration thereunder.
Purchaser will not offer or sell or otherwise dispose of any of the Acquired
Stock so purchased in violation of the Securities Act or the Exchange Act.
Purchaser understands that the shares of Acquired Stock are characterized as
"restricted securities" under the Securities Act and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions. Purchaser understands and agrees that the Acquired Stock has not been registered under the Securities
Act, or any foreign or state securities laws and that, accordingly, will not be transferable except as permitted under various exemptions contained in the
Securities Act, foreign or state securities laws, or upon satisfaction of the registration and prospectus

                                       11

delivery requirements of the Securities Act. Purchaser acknowledges and agrees that it must bear the economic risk of the Acquired Stock it is acquiring hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and therefore cannot be transferred unless subsequently registered or an exemption from registration is available.
Purchaser is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.7. No other Representations or Warranties. No representations or warranties have been made to Purchaser by the Company or any director, officer, employee, agent or Affiliate of the Company other than the limited representations of the Company set forth herein and Purchaser understands, acknowledges and agrees that the Company makes no other representations and warranties of any kind or nature, expressed or implied, all of which are specifically disclaimed by the Company. No representations or warranties have been made to Purchaser by the Company or any director, officer, employee, agent or Affiliate of the Company other than the limited representations of the
Company set forth herein and the Purchaser understands, acknowledges and agrees that the Company makes no other representations and warranties of any kind or nature, expressed or implied, all of which are specifically disclaimed by the
Company. The decision of Purchaser to purchase the securities being acquired by it pursuant hereto is based on the information contained in this Agreement and
Purchaser's own independent investigation of the Company. Purchaser acknowledges that it has had an opportunity to ask questions of the executive officers of the
Company and has received sufficient information to evaluate its investment in the Company. Purchaser has been, and will continue to be, solely responsible for making its own independent appraisal of an investigation into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of an investigation into, the financial condition, creditworthiness, affairs, status and nature of the Company and its related companies and it has not relied, and will not hereafter rely, on the Company or any Affiliate or representative of the Company with respect to such matters or to update Purchaser with respect to such matters.

         4.8. No Action Taken to Invalidate Private Placement. Purchaser has not
taken any action that would result in the offering of the Acquired Stock pursuant to this Agreement being treated as a public offering rather than a valid private offering under applicable securities law.

         4.9. Legend.

              (a) Purchaser understands that any certificate or certificates representing the Acquired Stock shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

                "The shares represented by this certificate have been
                acquired for investment and have not been registered
                under the Securities Act of 1933, as amended. Such
                shares may not be sold or transferred in the absence
                of such registration or an opinion of counsel
                reasonably satisfactory to the Company as to the
                availability of an exemption from registration."

                                       12

              (b) The Company agrees to remove from the Acquired Stock the legend set forth in the preceding paragraph in connection with a transfer pursuant to an effective registration statement or upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the
Acquired Stock is eligible for transfer without registration under the
Securities Act.

                                   ARTICLE 5.

                               REGISTRATION RIGHTS

5.1. Demand Registration.

         (a) Subject to the blackout provisions contained in Section 5.5, at any time, a Holder (as defined below) may make one (1) written request on the
Company (a "Demand Registration") for the registration under the Securities Act of the Registrable Securities (as defined below). The Demand Registration will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. For purposes of this Section
5, (i) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any permitted assignee of record of such
Registrable Securities, and (ii) "Registrable Securities" shall mean shares of the Acquired Stock and any stock dividends received thereon; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be
Registrable Securities upon any sale pursuant to a registration statement or
Rule 144 under the Securities Act.

         (b) A registration will not be deemed to have been effected as a Demand
Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, the offering of shares of Common Stock pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the registration for more than thirty (30) trading days (which need not be consecutive trading days) within the ninety (90) day period after the effective date of the registration statement, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 5.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 5.1 does not remain effective for a period of at least one hundred and twenty (120) days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until thirty (30) days after the commencement of the distribution by the Holders of the Registrable
Securities included in such registration statement (in each case subject to the blackout periods referenced in Section 5.4), then the Company shall continue to be obligated to effect such registration pursuant to this Section 5.1. The
Holders shall be permitted to withdraw all or any part of the Registrable
Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

         (c) If the Holders so elect, the offering of Registrable Securities pursuant to Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the

                                       13

Holders to act as the lead managing underwriter (the "Underwriter") in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

         5.2. Piggy-Back Registration.

              (a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders
(other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), then the Company shall give prompt written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Holders the opportunity to register such number of Registrable
Securities as each Holder may request (which request shall specify the
Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). Any
Holder desiring to participate in a Piggy-Back Registration must furnish such request to the Company within 10 days after receipt of the Company's written notice of the proposed registration. The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a
Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Except as set forth in Section 5.2(c), each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 5.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. In the event of the Company's withdrawal, the
Company shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by the Company prior to such withdrawal, and the fees and expenses of one special counsel to the Holders. The Holders shall have the right to participate in a Piggy-Back Registration on no more than one occasion (excluding for such purpose an offering that is withdrawn by the
Company or is otherwise not completed).

              (b) No registration effected under this Section 5.2, and no failure to effect a registration under this Section 5.2, shall relieve the
Company of its obligation to effect a registration upon the request of a Holder pursuant to Section 5.1, and no failure to effect a registration under this
Section 5.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Section
5.

              (c) Notwithstanding anything to the contrary contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 5.2 have informed, in writing, the Holders that it is their opinion that the total number of shares which the Company, the Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which the securities could be sold, the Company shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows: (i)
first, all securities proposed to be

                                       14

registered by the Company for its own account; (ii) second, all securities proposed to be registered by the Company pursuant to the exercise by any person, other than a Holder, of a "demand" right requesting the registration of shares of Common Stock; and (iii) third, any other securities proposed to be registered by the Company other than for its own account, including, without limitation,
Registrable Securities duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person, other than a Holder, of a "piggy-back" right requesting the registration of shares of Common Stock pursuant to an agreement with the
Company, allocated pro rata among all Holders and such other persons on the basis of the relative number of Registrable Securities or other securities that each Holder or other person has duly requested to be included in such registration.

         5.3. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 5.1 and 5.2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section 5.1 or 5.2 is subsequently withdrawn by the Holders requesting such registration, either (a) if Holders of any number of the Registrable Securities agree, then such agreeing Holders of the Registrable Securities to have been registered shall bear all such
Registration Expenses pro rata on the basis of the number of shares to have been registered for such Holders and the Holders shall not be treated as having requested such registration for purposes of limitations of the numbers of registrations that may be requested by Holders pursuant to Section 5.1 or 5.2 as applicable, or (b) if no such Holders agree, then the Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration and the Company shall pay the same if (x) at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company should have had knowledge at the time of the request or (y) if the Holders have withdrawn the registration pursuant to a written request by the Company or its underwriters.

         5.4. Registration Procedures. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section
5.1, the Company will use reasonable commercial efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

              (a) The Company will prepare and file with the SEC a registration statement (which, in the case of an underwritten public offering, shall be on
Form S-3 (unless the Company does not qualify for use of Form S-3 in a registration involving only a secondary offering as provided in the General
Instructions to Form S-3 in such registration, in which case such registration statement shall be a Form S-1 or other form which the Company is eligible to use) or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use best efforts to cause such registration statement to become and remain effective until the completion of the distribution; provided, however, that, subject to the provisions contained in Section 5.5, the Company shall be required to keep any

                                       15

registration statement effective at least ninety (90) days (or thirty (30) days in the case of an underwritten offering).

              (b) The Company will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5.4(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all
Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period.

              (c) The Company will, as far in advance as practical, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish copies of such registration statement as proposed to be filed, together with exhibits thereto, to (i) each Holder participating in the distribution through such registration statement, (ii) not more than one counsel representing such Holders, and (iii) each Underwriter, if any, of the
Registrable Securities covered by such registration statement, which documents will be subject to review and approval by the foregoing within five (5) days after delivery, and thereafter as far in advance as practical, furnish to such
Holders, counsel and Underwriters, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement
(including each preliminary prospectus) and such other documents or information as such Holders, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by participating
Holders.

              (d) After the filing of the registration statement, the Company will promptly notify each participating Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              (e) The Company will use reasonable commercial efforts to (i)
register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as each participating
Holder reasonably (in light of each Holder's intended plan of distribution)
requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable
Securities; provided, however, that the Company will not be required to (A)
qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any jurisdiction where it would not be subject to taxation but for actions taken pursuant to this Section 5.3 or (C) consent to general service of process in any such jurisdiction.

              (f) The Company will immediately notify each participating Holder, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Holder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be

                                       16

stated therein or necessary to make the statements therein not misleading and promptly make available to each Holder any such supplement or amendment.

              (g) The Company and each participating Holder will enter into customary agreements including, if applicable, an underwriting agreement in customary form (including lock-up provisions if required by the Underwriter) and which is reasonably satisfactory to the Company (which shall not require the
Holders to indemnify the underwriter with respect to misstatements or omissions in the registration statement other than such misstatements or omissions in written material supplied by each Holder). The Company and each Holder will also take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

              (h) The Company will make available to each participating Holder
(and its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by each participating Holder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained to represent a participating Holder (collectively, the
"Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as they shall reasonably request to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Each Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to such Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

              (i) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or the participating Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in
"road shows."

              (j) The Company may require each participating Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the NASD. The Company may exclude any Holder from such registration if such Holder fails to provide such information.

              (k) Each Holder agrees that, upon receipt of any notice from the
Company of the happening of any event of the kind described in Section 5.3(f)
hereof, such Holder will

                                       17

forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5.3(f) hereof, and, if so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such
Holder's possession, of the most recent prospectus covering such Registrable
Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.3(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.3(f)
hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section
5.3(f) hereof.

         5.5. Blackout Provisions.

              (a) Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to any of the participating Holders (a "Suspension
Notice"), stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (1) postpone effecting a registration under this Agreement, or (2) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than 90 consecutive days from the delivery of such
Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause 2 if (x) the Company in good faith determines that such registration or disposition would materially impede, delay or interfere with any material financing, offer or sale of equity securities of the Company, acquisition, disposition or other material transaction by the Company or any of its material subsidiaries, (y) an investment banking firm of recognized national standing shall advise the Company in writing that effecting the registration or the disposition by such person of Registrable Securities or other equity securities of the Company, as the case may be, would materially and adversely affect an offering of equity securities of the Company, by the Company for its own account the preparation of which had then been commenced, or (z) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that the Company may not take any action pursuant to this Section 5.5 for a period of time in excess of 90 days in any one year period.

              (b) If the Company shall take any action pursuant to clause 2 of
Section 5.4(a) with respect to any participating Holder in a period during which the Company shall be required under Section 5.3(a) to cause the registration statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such person by one day beyond the end of such period for each day that, pursuant to Section 5.4(a), the
Company shall require such person to refrain from disposing of Registrable
Securities owned by such person.

                                       18

5.6. Indemnification.

              (a) The Company shall, to the full extent permitted by law, indemnify and hold harmless each Holder, its Affiliates, partners, officers, directors, employees and agents, and each person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act of 1934, together with the partners, officers, directors, employees and agents of such controlling person
(collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim, joint or several, and any action in respect thereof (collectively, the "Damages") to which each
Holder, its partners, officers, directors, employees and agents, and any such
Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any amendment or supplement thereto, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal or state securities laws or any rule or regulation thereof, except insofar as the same are based upon information furnished in writing to the Company by a Holder expressly for use therein, and shall reimburse the Holder, its Affiliates, partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its Affiliates, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any
Holder to the extent that any such Damages (or action or proceeding in respect thereof) arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Holder to the person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided, further, however, that the Company shall not be liable to any Holder in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if
(x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such
Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Securities to the person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Holder provided in this Section
5.6(a).

              (b) Each Holder shall, to the full extent permitted by law, indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling person, to the same extent as the foregoing indemnity from the Company to the
Holders, but only to the extent the Company's or such person's Damages are attributable to the information related to the Holder, or its plan of distribution, furnished in writing by a Holder or on a Holder's behalf expressly for use in any registration statement or prospectus relating to the

                                       19

Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus and the aggregate amount which may be recovered from any
Holder pursuant to the indemnification provided for in this Section 5.6(b) in connection with any registration and sale of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of such
Registrable Securities. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling person or its officers, directors, employees or agents, in respect of which indemnity may be sought against any Holder, such Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling person, or its officers, directors, employees or agents, shall have the rights and duties given to such
Holder under the preceding paragraph. Each Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification each Holder provides to the Company provided in this Section 5.6(b); provided that the aggregate recovery that the
Company and any Underwriters can recover from any Holder pursuant to this
Section 5.6(b) cannot exceed the net proceeds received by such Holder from the sale of Registrable Securities. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement; provided, however, that if the Company does not receive such indemnities, the Company will not be relieved of its duties and obligations hereunder.

              (c) Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 5.6(a) or 5.6(b) (an "Indemnified
Party") of notice of any claim or the commencement of any action, the
Indemnified Party shall, if a claim in respect thereof is to be made against the
Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying
Party shall not relieve it from any liability which it may have to an
Indemnified Party otherwise than under Section 5.6(a) or 5.6(b) and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the
Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the
Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified
Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified
Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying

                                       20

Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified
Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         5.7. Termination of Registration Rights. All of the Company's
obligations to register Registrable Securities hereunder shall terminate upon the date on which no Holder holds any Registrable Securities.

                                   ARTICLE 6.

                                   DEFINITIONS

         6.1. Definitions.

              For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

              "Acquired Stock" has the meaning assigned to such term in the recitals hereto.

              "Acquisition Documents" means, collectively, this Agreement, and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

              "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

              "Applicable Law" means any Law or other legally enforceable obligation imposed by a Governmental Authority in the applicable jurisdiction.

              "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the
City of New York.

              "Claims" has the meaning assigned to such term in Section 7.11.

              "Closing" has the meaning assigned to such term in Section 1.1.

              "Closing Date" has the meaning assigned to such term in Section
1.4.

              "Code" means the Internal Revenue Code of 1986, as amended.

                                       21

              "Commission Filings" has the meaning assigned to such term in
Section 3.8.

              "Common Stock" has the meaning assigned to such term in the recitals hereto.

              "Company" means Bernard Chaus, Inc., a New York corporation.

              "Company Financial Statements" has the meaning assigned to such term in Section 3.9.

              "Controlling Persons" has the meaning assigned to such term in
Section 5.6.

              "Damages" has the meaning assigned to such term in Section 5.6.

              "Demand Registration" has the meaning assigned to such term in
Section 5.1.

              "Encumbrances" means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

              "Environmental Claim" has the meaning assigned to such term in
Section 3.20.

              "Environmental Laws" has the meaning assigned to such term in
Section 3.20.

              "Environmental Permits" has the meaning assigned to such term in
Section 3.20.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" has the meaning assigned to such term in Section
3.15.

              "Exchange Act" means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "GAAP" has the meaning assigned to such term in Section 1.8.

              "Governmental Authority" means any nation or government, any state, municipality, or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

              "Hazardous Materials" has the meaning assigned to such term in
Section 3.20.

              "Holder" has the meaning assigned to such term in Section 5.1.

              "Incremental Amount" has the meaning assigned to such term in
Section 5.5.

              "Indemnified Party" has the meaning assigned to such term in
Section 5.6.

                                       22

              "Indemnifying Party" has the meaning assigned to such term in
Section 5.6.

              "Instruction Letter" has the meaning assigned to such term in
Section 1.5.

              "Intellectual Property" has the meaning assigned to such term in
Section 3.17.

              "Knowledge" means, with respect to any Person, the actual
knowledge after due inquiry of such Person and its subsidiaries.

              "Law" means any statute, law, ordinance, regulation, decision or rule of any Governmental Authority, whether foreign, federal, state, municipal, local or otherwise.

              "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, properties, operations, or condition
(financial or otherwise) of such Person (and its subsidiaries), taken as a whole.

              "Options" has the meaning assigned to such term in Section 3.11.

              "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority or any department, agency or political subdivision thereof.

              "Piggy-Back Registration" has the meaning assigned to such term in
Section 5.2.

              "Plan" has the meaning assigned to such term in Section 3.15.

              "Purchase Price" has the meaning assigned to such term in Section
1.2.

              "Purchaser" means Kenneth Cole Productions, Inc., a New York corporation.

              "Registrable Securities" has the meaning assigned to such term in
Section 5.1.

              "Registration Expenses" means the following expenses of
registration: (i) all registration and filing fees attributable to shares sold by the Company, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) processing, duplicating and printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) reasonable fees and disbursements of counsel or the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; and (viii)
any other expenses of registration, customarily paid by the Company.

              "Release" has the meaning assigned to such term in Section 3.20.

                                       23

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "SEC" means the Securities and Exchange Commission.

              "Selling Expenses" means any underwriting fees, discounts or commissions or SEC filing fees attributable to the sale of Registrable
Securities, or the fees and expenses of counsel for the Holders, such costs to be borne by the Holders.

              "Underwriter" has the meaning assigned to such term in Section
5.1.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1. Press Releases and Communications. Except as may be required by the Exchange Act, no press release, public announcement or statement related to this Agreement or the transactions contemplated herein, or any other announcement or communication to the employees, customers or suppliers of the
Company or Purchaser, shall be issued or made by any party hereto without the joint approval of Purchaser and the Company; provided, that, once any such announcement or statement is jointly approved, a substantially similar announcement or statement may be republished without further approval.

         7.2. Expenses. Except as otherwise expressly provided herein, each party shall pay all of its own expenses (including without limitation attorneys', consultants and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         7.3. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or by overnight courier to the parties at the following addresses or sent by facsimile, with confirmation received, to the facsimile numbers below (or at such other address or facsimile number for a party as shall be specified by like notice):

                                       24

Notices to Purchaser:                with a copy (which shall not constitute
                                     delivery of notice) to:

Kenneth Cole Productions, Inc.       Kenneth Cole Productions, Inc.
603 West 50th Street                 603 West 50th Street
New York, NY  10019                  New York, NY  10019

Attn: Chairman or Vice Chairman      Attn: Michael Colosi, General Counsel

Tel: (212) 265-1500                  Tel: (212) 265-1500
Fax: (212) 830-7422                  Fax: (212) 830-7422
                                     -------------------------------------

                                     with a copy (which shall not constitute
                                     delivery of notice) to:

                                     Willkie Farr & Gallagher LLP
                                     787 Seventh Avenue
                                     New York, NY  10019
                                     Tel: (212) 728-8261
                                     Fax: (212) 728-9261

Notices to the Company:              with a copy (which shall not constitute
                                     delivery of notice) to:

Bernard Chaus, Inc.                  Dechert LLP
530 Seventh Avenue                   30 Rockefeller Plaza
New York, NY  10018                  New York, NY 10112-2200
                                     Attn:  Richard A. Goldberg, Esq.
                                     Tel: (212) 649-8740
Attn:    Chief Executive Officer     Fax:  (212) 698-3599

Tel.:    (212) 354-1280
Fax:     (212) 869-2626

         7.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, other than with respect to registration rights as described below, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Purchaser or the
Company without the written consent of the other party, such consent not to be unreasonably withheld except that Purchaser may assign this Agreement to any
Affiliate. Each Holder of Registrable Securities may assign to any transferee of
Registrable Securities its registration rights under Sections 5.1 and 5.2 hereof and delegate to the transferee its obligations under this Agreement including, without limitation, the rights of assignment pursuant to this Section 7.4;
provided that (1) notice of any assignment of such registration rights must be given to the Company, (2) such transferee shall accept such rights and assume such obligations for the benefit of the Company by written instrument, in form and substance reasonably satisfactory to the Company, (3) only one such transferee can request a Demand Registration (to the extent the

                                       25

Demand Registration has not already been effected), and (4) no more than three such transferees may participate in a Piggy-Back Registration. Thereafter, without any further action by any person, all references in this Agreement to the Holder of such Registrable Securities, and all comparable references, shall be deemed to be references to the transferee, and the transferor shall be released from each obligation or liability under this Agreement, with respect to the Registrable Securities so transferred.

         7.5. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         7.6. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any
Person.

         7.7. Amendment and Waiver. Any provision of this Agreement may be amended or waived only in writing signed by Purchaser and the Company. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

         7.8. Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         7.9. Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart hereof.

         7.10. Survival; Termination of Covenants. The representations and warranties in Articles 3 and 4 of this Agreement shall survive until the first anniversary of the date hereof. The covenants and agreements of the Company and
Purchaser under this Agreement shall survive in accordance with their terms.

         7.11. Indemnification.

              (a) The Company hereby agrees to indemnify, defend and hold harmless Purchaser from and against all actual third party demands, claims, or causes of action,

                                       26

assessments, losses, damages, liabilities, costs and expenses (collectively,
"Claims"), including without limitation reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by Purchaser by reason of or resulting from a breach of any representation or warranty of the
Company contained in this Agreement; provided, that, the aggregate maximum amount that the Company shall be required to pay pursuant to this Section
7.11(a) shall be the Purchase Price.

              (b) Purchaser hereby agrees to indemnify, defend and hold harmless the Company from and against all Claims, including without limitation reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Company by reason of or resulting from a breach of any representation or warranty of Purchaser contained in this Agreement; provided, that, the aggregate maximum amount that Purchaser shall be required to pay pursuant to this Section 7.11(b) shall be the Purchase Price.

         7.12. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule
(whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

         7.13. Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement may be tried and litigated in the New York State
Supreme Court, County of New York or the United States District Court for the
Southern District of New York. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the New York State Supreme Court, County of New York or the
United States District Court for the Southern District of New York shall have in persona jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 7.13 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 7.3 above. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         7.14. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall be deemed to include the phrase "including without limitation."

         7.15. Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively; (iii)
the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                       27

         7.16. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal legal representatives, successors and permitted assigns, and the Indemnified Parties.

                                       28

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the day and year first above written.

                                               BERNARD CHAUS, INC.

                                               By: /s/Josephine Chaus
                                                      Title:CEO

                                               KENNETH COLE PRODUCTIONS, INC.

                                               By: /s/David Edelman
                                                   Title: CFO

                                       29